Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Goodyear Tire & Rubber Company of our report dated March 16, 2005, relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in The Goodyear Tire & Rubber Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
March 31, 2005

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